   As filed with the Securities and Exchange Commission on November 27, 1996
                                                      Registration No. 333-1340


===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------
                         POST-EFFECTIVE AMENDMENT NO. 3
                                  ON FORM S-3
                                       TO
                             REGISTRATION STATEMENT
                                  ON FORM S-1


                                     UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                          DATA DOCUMENTS INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                            2761                         47-0714942
(State or Other Jurisdiction of    (Primary Standard Industrial          (I.R.S. Employer
Incorporation or Organization)     Classification Code Number)          Identification No.)
                                       ------------------

                             4205 SOUTH 96TH STREET
                             OMAHA, NEBRASKA 68127
                                 (402) 339-0900
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                              --------------------
                                WALTER J. KEARNS
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          DATA DOCUMENTS INCORPORATED
                             4205 SOUTH 96TH STREET
                             OMAHA, NEBRASKA 68127
                                 (402) 339-0900
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                            of Agent for Service)
                             --------------------
                               WITH COPIES TO:
                            KENNETH M. DORAN, ESQ.
                         GIBSON, DUNN & CRUTCHER LLP
                            333 SOUTH GRAND AVENUE
                        LOS ANGELES, CALIFORNIA 90071
                                (213) 229-7000
                             --------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.


         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]


         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
===============================================================================

                                1,280,455 SHARES


PROSPECTUS
                          DATA DOCUMENTS INCORPORATED
                                 COMMON STOCK

         This Prospectus covers 1,280,455 shares of common stock, par value $0.001 per share (the "Common Stock"), of Data Documents Incorporated, a Delaware corporation (the "Company"), to be issued upon exercise of 1,280,455 Warrants (the "Warrants"). Each Warrant entitles the holder to purchase one share of Common Stock at an average exercise price of approximately $.002 per share.


         The Company's Common Stock presently is traded on The Nasdaq National
Market under the symbol "DDII."    On November 25, 1996, the closing sale price
of the Common Stock was $10.75 per share.
                               _______________

       SEE "RISK FACTORS" BEGINNING ON PAGE 3 HEREIN FOR A DISCUSSION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED BY POTENTIAL INVESTORS.

                               _______________

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
          EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
          ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The exercise price of the Warrants was determined by negotiations between the Company and Jefferies & Company, Inc., the Underwriter in the Company's public offering of Units (with each Unit consisting of $1,000 aggregate principal amount of 13-1/2% Senior Secured Notes of Data Documents, Inc. due 2002 (the "Senior Notes") and a Warrant), which occurred in November 1994, and was not intended to bear any relationship to any objective criteria of value. In no event should such exercise price be regarded as an indicator of any future market price of the Company's securities.

=================================================================================================
                                                     Underwriting Discounts          Proceeds to
                             Price to Public             and Commissions             Company (1)
-------------------------------------------------------------------------------------------------
Per share . . . . .               $.002                        ---                      $.002
Total . . . . . . .               $2,561                       ---                      $2,561
=================================================================================================

(1) Before deducting expenses payable by the Company estimated to be approximately $30,000.


               THE DATE OF THIS PROSPECTUS IS NOVEMBER ___, 1996.

         NO DEALER, SALESMAN OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND ANY INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                             AVAILABLE INFORMATION


         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock issuable upon exercise of the Warrants. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are omitted as permitted by the rules and regulations of the Commission.
Statements made in this Prospectus as to the contents of any agreement or other document referred to herein are not necessarily complete, and reference is made to the copy of such agreement or other document filed as an exhibit or schedule to the Registration Statement and each such statement shall be deemed qualified in its entirety by such reference. For further information, reference is made to the Registration Statement and to the exhibits and schedules filed therewith, which are available for inspection without charge at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the material containing this information may be obtained from the Commission upon payment of the prescribed fees.

         The Company is subject to the periodic reporting and other information requirements of the Securities Exchange Act of 1934, as amended. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may be obtained by mail from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

         The Company's Common Stock is presently traded on The Nasdaq Stock Market under the symbol "DDII," and reports and information concerning the Company can be inspected at such exchange, 1735 K Street, N.W., Washington, D.C. 20006-1500.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents heretofore filed by the Company with the Commission under the Exchange Act are hereby incorporation by reference:

                 (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1995;

                 (ii) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; and

                 (iii) The description of the Company's Common Stock included in the Company's Registration Statement on Form 8-A, dated August 23, 1995.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated in this Prospectus and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (not including the exhibits to such exhibits, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to: Data Documents Incorporated, 4205 South 96th Street, Omaha, Nebraska 68127, Attention: Joseph C. Addison, Chief Financial Officer. Telephone requests may be directed to (402) 339-0900.

                                  RISK FACTORS


         Prospective investors should carefully consider the specific factors set forth below as well as the other information included in this Prospectus before deciding to invest in the Common Stock offered hereby.

EFFECT OF CHANGES IN THE BUSINESS FORMS INDUSTRY; ACCEPTANCE OF NEW PRODUCTS


         Historically, the business forms industry has been affected by the price of paper, general economic conditions and changes in end-user requirements. Paper prices represent a substantial portion of the cost of producing business forms. During the period from May 1989 to January 1992, paper prices decreased 33% and the Company passed on these reductions to its customers, which resulted in a period of declining revenues. During the last half of 1994, paper prices increased rapidly and, in December 1994, reached May 1989 levels. Through 1995, prices paid by the Company for paper rose steadily. As in the past, these paper price increases were passed on to customers. There can be no assurance that the Company will be able to pass on all or a portion of any future increases to its customers. In addition, any cyclical downturns in the economy could have an adverse impact on both the Company and the industry. In the first three quarters of 1996, the Company has experienced declines in paper prices. Such declines, if passed on to the Company's customers, could negatively affect the Company's revenues.

         Furthermore, over the last several years, the forms industry has undergone a transition as a result of end-users' conversion from impact to laser printing technology, which has led to decreased or shifting demand for many products, such as stock and certain custom continuous forms and multi-part forms, while other forms and forms-related products, such as pressure-sensitive labels and forms for laser printers, have experienced growth. During this period, there has also been a trend among large corporate users of the Company's products towards outsourcing non-core operations such as forms management. The Company has developed its Odyssey system partially in response to these trends. While the Company has signed agreements with 29 customers and is in various stages of installation, there can be no assurances that the introduction of the Odyssey system will prove successful or that the system will be adopted by existing or new customers.

         The foregoing factors have caused and may continue to cause the Company to experience period-to-period changes in net sales and operating income. Specifically, the convergence of falling paper prices and the reduction in paper content of business forms along with the recession of 1990-1992 adversely affected the business forms industry in a number of ways, including by increasing price competition. In 1992, this led to reduced operating income for the Company and a net loss. No assurance can be given as to the effect of a continuation of, or change in, these trends and business cycles on the Company's business or results of operations. In addition, any delay or inability by the Company to respond to changing market trends could adversely affect the Company's results of operations or financial condition.

         Finally, electronic forms and electronic data interchange technologies have recently been introduced to the market, and, while this technology currently represents a very small portion of the market for business form products, no assurance can be given as to the potential impact of such emerging technologies on the business forms industry as a whole.


COMPETITIVE INDUSTRY

         The business forms, pressure-sensitive label and direct mail industries are highly competitive. The Company competes with both national and regional manufacturers based on several factors, including price, quality of service, turnaround time and other factors. Many of the Company's competitors are larger than the Company and have greater financial and other resources.

ACQUISITION OF CAL EMBLEM

         In August 1995, the Company completed its acquisition of the capital stock of Cal Emblem, a privately held pressure-sensitive label company. While the Company has moved quickly to accomplish a combination of the businesses, the consolidation of the Cal Emblem operations into the operations of the Company will require management time and could result in diversion of management resources from other important matters. No assurances can be given regarding the ultimate success of the integration of the two companies.


SIGNIFICANT LEVERAGE AND DEBT SERVICE

         As a result of the 1988 Management Acquisition and the November 1994 offering of the Senior Notes, the Company is highly leveraged. At December 31, 1995, the Company had total consolidated debt of approximately $66.4 million (after the redemption of the $24 million in aggregate principal amount of the Senior Notes with the proceeds of the Offering). This leverage may significantly limit the Company's ability to withstand competitive pressure or adverse economic conditions, make acquisitions or take advantage of business opportunities.


         The Company's ability to meet its debt service obligations and to comply with the financial terms of its outstanding Senior Notes and its working capital revolving credit facility will be dependent upon its future performance, which, in turn, will be subject to general economic conditions and to financial, business, competitive and other factors affecting the operations of the Company, many of which are beyond its control. If the Company is unable to generate sufficient cash flow from operations in the future to service its debt, it may be required to refinance all or a portion of such debt, including the Senior Notes that remain outstanding after the Offering, or to obtain additional financing. However, there can be no assurance that any refinancing would be possible or that any additional financing could be obtained.

FLUCTUATIONS IN QUARTERLY RESULTS

         The Company's results of operations may fluctuate between quarterly periods due to the effect of possible future acquisitions, the number of shipping days in the quarter, the timing of significant contracts, changes in raw material prices and other factors, many of which may be beyond the control of the Company. Such variability in the Company's results of operations could cause the Company's stock price to fluctuate following the release of interim results of operations or other information and may have a material adverse effect on the Company and its stock price.

DEPENDENCE ON KEY PERSONNEL

         The Company's continued success will depend upon its ability to retain a core group of key officers and employees. The loss of certain key employees or the Company's inability to attract and retain other qualified employees could have an adverse impact on the Company's business. The Company does not maintain key man life insurance on any of its key employees.

CONTROL OF THE COMPANY

         The Company is controlled by members of the Company's management and certain stockholders who hold in the aggregate approximately 44% of the outstanding Common Stock (without regard to the exercise of outstanding options and Warrants).


POSSIBLE VOLATILITY OF STOCK PRICE

         The stock market has from time to time experienced extreme price and volume fluctuations which often have been unrelated to the operating performance of particular companies. Announcements of new products or accounts by the Company or its competitors, changes in earnings estimates by analysts and economic and other external factors, as well as period-to-period fluctuations in financial results of the Company, may have a significant impact on the market price and marketability of the Common Stock. Fluctuations or decreases in the trading price of the Common Stock may adversely affect the liquidity of the trading market for the Common Stock and the Company's ability to raise capital through future equity financing.

ABSENCE OF DIVIDENDS


         The Company has not paid any dividends on its Common Stock and does not anticipate paying any dividends on such stock in the foreseeable future. In addition, the Company's current bank credit line prohibits the payment of dividends.


EFFECT OF SHARE PRICE OF SHARES ELIGIBLE FOR FUTURE SALE

         Approximately 4,100,000 outstanding shares of Common Stock are "restricted securities" within the meaning of Rule 144 ("Rule 144") promulgated under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available. However, substantially all of these shares became eligible for sale pursuant to Rule 144 beginning 90 days after the completion of the Offering, subject to the volume and manner of sale limitations of Rule 144. Furthermore, certain of the Company's current stockholders and the holders of the Company's outstanding Warrants have been granted certain "piggyback" registration rights with respect to the shares of Common Stock owned by them or to be issued to them.

         No predictions can be made as to the effect, if any, that public sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of the Common Stock in the public market, particularly by directors and officers of the Company, or the perception that such sales could occur, could have an adverse impact on the market price of the Common Stock.

ANTI-TAKEOVER PROVISIONS

         The Company's Certificate of Incorporation and Bylaws and the Delaware General Corporation Law include provisions that may have the effect of discouraging persons from pursuing a non-negotiated takeover of the Company and preventing certain changes of control.


                                  THE COMPANY

         The Company is a leading designer and provider of custom business forms, pressure-sensitive label products and forms management systems that enable its large corporate customers to enhance productivity and reduce costs associated with managing information. A substantial portion of the Company's forms sales are made in connection with its proprietary forms management systems. In addition, the Company supplies specialized direct mail products and services and sells other computer services and products, including laser printer supplies and software packages.

         The Company was organized by management and an investor group in Delaware in February 1988 to acquire Data Documents, Inc. ("DDI") from Pitney Bowes, Inc. (the "1988 Management Acquisition"). The Company has no operations and no assets other than 100% of the outstanding Common Stock of DDI and DDI's wholly owned subsidiaries, Cal Emblem and PBF Washington, Inc. The executive offices of the Company and DDI are located at 4205 South 96th Street, Omaha, Nebraska 68127 and their phone number is (402) 339-0900.


                                USE OF PROCEEDS

         If all of the Warrants were exercised, the Company would receive gross proceeds of approximately $2,561. There can be no assurance that any of these Warrants will be exercised. The Company will use any proceeds received from the exercise of these Warrants for working capital and general corporate purposes.
                              PLAN OF DISTRIBUTION

         The Common Stock covered by this Prospectus will be sold from time to time by the Company upon conversion of the Warrants.

                                  LEGAL MATTERS

         The validity of the issuance of the shares of Common Stock issuable upon exercise of the Warrants will be passed upon for the Company by Gibson, Dunn & Crutcher LLP, Los Angeles, California.

                                    EXPERTS

         The financial statements and the related financial statement schedules incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


         The estimated expenses in connection with the offering are as follows:

                                    EXPENSES                       AMOUNT
                                    --------                       ------
                  Registration Fee  . . . . . . . . . . . .      $     100
                  Legal Fees and Expenses . . . . . . . . .         19,000
                  Accounting Fees and Expenses  . . . . . .          5,000
                  Blue Sky Fees and Expenses  . . . . . . .          5,000
                  Miscellaneous Expenses  . . . . . . . . .            900
                            TOTAL . . . . . . . . . . . . .        $30,000
                                                                   =======


ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.


         Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of the Company under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Company's Charter and Bylaws and the indemnification agreements between the Company and its officers and directors provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation or enterprise. The Company may, in its discretion, similarly indemnify its employees and agents. The Charter relieves its directors from monetary damages to the Company or its stockholders for breach of such director's fiduciary duty as directors to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty,
(ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violation of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemption and dividends or (v) for any transactions from which the director derived an improper personal benefit. Depending upon the character of the proceeding, under Delaware law, the Company may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. To the extent that a director or officer of the Company has been successful in the defense of any action, suit or proceeding referred to above, the Company will be obligated to indemnify him or her against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

ITEM 16.  EXHIBITS.


 EXHIBIT
  NUMBER                                 DESCRIPTION OF EXHIBIT
  ------                                 ----------------------

3.1     Certificate of Incorporation of the Company (previously filed as Exhibit 3.3 to the Company's Registration
          Statement on Form S-1 (Registration No. 33-82700) and incorporated herein by this reference).

3.2     Bylaws of the Company (previously filed as Exhibit 3.4 to the Company's Registration  Statement on Form S-1
          (Registration No. 33-82700) and incorporated herein by this  reference).

3.3     Certificate of Amendment to Certificate of Incorporation of the Company, filed November 23, 1994
          (previously filed as Exhibit 3.3 to the Company's Registration Statement on Form S-1 (Registration
          No. 33-95804) and incorporated herein by this reference).

3.4     Certificate of Amendment to Certificate of Incorporation of the Company, filed August 31, 1995 (previously filed as Exhibit 3.4 to the Company's Registration Statement on Form S-1 (Registration No. 33-95804) and
          incorporated herein by this reference).

3.5     Certificate of Amendment to Certificate of Incorporation of the Company, filed October 3, 1995 (previously filed as Exhibit 3.5 to the Company's Registration Statement on Form S-1 (Registration No. 333-1340) and
          incorporated herein by this reference).

4.1     Specimen certificate of Common Stock (previously filed as Exhibit 4.1 to the Company's Registration
          Statement on Form S-1 (Registration No. 33-95804) and incorporated herein by this reference).


5.1     Opinion and consent of Gibson, Dunn & Crutcher LLP (previously filed as Exhibit 5.1 to the Company's
          Registration Statement on Form S-1 (Registration No. 333-1340) and incorporated herein by this reference).

*23.1   Consent of Deloitte & Touche LLP.

23.2    Consent of Gibson, Dunn & Crutcher LLP (previously filed with Exhibit 5.1 to the Company's Registration
          Statement on Form S-1 (Registration No. 333-1340) and incorporated herein by this reference).

24.1    Power of Attorney (previously filed with the signature page to the Company's Registration Statement on
        Form S-1 (Registration No. 333-1340) and incorporated herein by this reference).

---------------
         *       Filed herewith.

ITEM 17.  UNDERTAKINGS.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising out of the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable, in the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant and the successful defense in any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on November 27, 1996.



                                       DATA DOCUMENTS INCORPORATED

                                       By:  /s/  JOSEPH C. ADDISON
                                          ------------------------------------
                                          Joseph C. Addison, Vice President
                                          Finance and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.



                        SIGNATURE                                 TITLE                             DATE
                        ---------                                 -----                             ----
                 /s/ WALTER J. KEARNS*              Chairman, President and Chief            November 27, 1996
       ------------------------------------------     Executive Officer (Principal
                    Walter J. Kearns                  Executive Officer)


                 /s/ JOSEPH C. ADDISON              Vice President Finance and Chief         November 27, 1996
       ------------------------------------------     Financial Officer  (Principal
                    Joseph C. Addison                  Financial and Accounting
                                                       Officer)


             /s/ THOMAS W. BLUMENTHAL*              Director                                 November 27, 1996
       ------------------------------------------
                  Thomas W. Blumenthal

             /s/ ROBERT W. CRUICKSHANK*             Director                                 November 27, 1996
       ------------------------------------------
                  Robert W. Cruickshank

*By:           /s/ JOSEPH C. ADDISON
      -------------------------------------------
                   Joseph C. Addison,
                   Attorney-in-Fact






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